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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the captions "Experts" and "Selected Financial and Other Operating Data," to the use of our report dated February 20, 1996, with respect to Intermedia Communications of Florida, Inc. and to the use of our report dated March 8, 1996, with respect to the Telecommunications Division of EMI Communications Corporation, in the Registration Statement (Form S-3 No. 33-34738) and related Prospectus of Intermedia Communications of Florida, Inc. for the registration of $150,000,000 gross proceeds Senior Discount Notes due 2006 and 3,996,689 shares of its common stock.

  We also consent to the incorporation by reference therein of our report dated February 20, 1996, with respect to the consolidated financial statements and schedule of Intermedia Communications of Florida, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

Tampa, Florida

May 6, 1996

                                          Ernst & Young LLP